UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):June 9, 2025 (June 3, 2025)

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, International Flavors & Fragrances Inc. (the “Company”) announced that Ms. Virginia Drosos has been appointed to its board of directors (the “Board”), effective June 16, 2025 (the “Effective Date”). Ms. Drosos has been named to the Board’s Audit Committee, Human Capital & Compensation Committee and Innovation Committee as of the Effective Date.

Virginia Drosos, 62, previously served as Chief Executive Officer and director of Signet Jewelers Ltd. (“Signet”), the world’s largest retailer of diamond jewelry, from August 2017 to November 2024. During her tenure, she led Signet through a significant transformation, expanding its digital capabilities and enhancing the customer experience. Prior to Signet, Ms. Drosos was Chief Executive Officer of Assurex Health, Inc. (“Assurex”), where she delivered significant revenue growth and executed the strategic sale of Assurex to Myriad Genetics. Prior to her role at Assurex, she spent 25 years at Procter & Gamble (NYSE: PG), where she established herself as a transformative leader who led game changing innovation, built multi-billion-dollar brands, and reinvented global categories. She currently serves as a director of Foot Locker Inc. and the United States Golf Association and previously held board positions at Akron Children’s Hospital and American Financial Group, Inc., where she served on the audit and governance committees.

The Board has determined that Ms. Drosos qualifies as an independent director under the applicable rules and regulations of the New York Stock Exchange and the Company’s Board independence requirements.

There is no arrangement or understanding between Ms. Drosos and any other persons, pursuant to which Ms. Drosos was appointed to serve on the Board. Additionally, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Drosos had or will have a direct or indirect material interest since the beginning of IFF’s last fiscal year.

Ms. Drosos will participate in the non-employee director compensation arrangements described in IFF’s 2024 Proxy Statement, which was filed with the Securities and Exchange Commission on March 18, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: June 9, 2025